Exhibit 99.1

Clearlake Capital-Backed Unifrax to Acquire Lydall, Inc. for $62.10 per share

Creates Market Leading Global Specialty Materials Platform Focused On
Innovative Battery Materials, Filtration Solutions, and Energy Saving Technologies

Tonawanda, NY and Manchester, CT – June 21, 2021 – Unifrax, a leading global provider of high-performance specialty materials focused on thermal management, specialty filtration, battery materials, emission control and fire protection applications backed by Clearlake Capital Group, L.P. (“Clearlake”), today announced it has signed definitive agreements to acquire Lydall, Inc. (NYSE: LDL, “Lydall” or the “Company”), a leader in the design and production of specialty filtration materials and advanced material solutions. With its leading technologies and 23 manufacturing facilities around the world, Lydall is well positioned to capitalize on growth in clean air filtration and electric vehicle adoption, among many other attractive markets. Under the terms of the agreement, Lydall shareholders will receive $62.10 per share in cash for each share outstanding, implying a total enterprise value of approximately $1.3 billion.

“The combination of Unifrax and Lydall creates a global specialty materials platform with new cutting edge technologies in advanced filtration, electric vehicle battery systems, and energy saving applications,” said John Dandolph, President and CEO of Unifrax. “The addition of Lydall’s people, technologies, and assets to the Unifrax portfolio will help accelerate our innovation pipeline and creates a world class platform capable of solving the world’s most pressing energy consumption, environmental and filtration challenges. We are excited to partner with a company that is similarly focused on our commitment to a Greener, Cleaner, and Safer® world.”

Sara Greenstein, President and CEO of Lydall, added, “We are excited about the combination of Lydall and Unifrax. With this transaction, we are creating a leader in specialty filtration and advanced materials with over 250 years of combined expertise and experience delivering innovative and compelling solutions to customers worldwide.”

“We have long admired Lydall and what it would bring to our platform investment in Unifrax, and could not be more excited about partnering with the Company and its team to build one of the world’s leading global specialty materials platforms,” said José E. Feliciano, Co-Founder and Managing Partner at Clearlake, and Colin Leonard, Partner at Clearlake, in a joint statement. “We have supported Unifrax’s development of new technologies over the last few years that have the potential to change how we think about the industries in which both Unifrax and Lydall operate and inform their futures. The addition of Lydall to the Unifrax portfolio and its strong capabilities in advanced filtration creates a global platform with significant scale that together can accelerate each company’s respective compelling growth plans.”

Morgan Stanley & Co. LLC acted as lead financial advisor, J.P. Morgan acted as financial advisor, and Kirkland & Ellis acted as legal counsel to Unifrax in the transaction. BofA Securities is acting as exclusive financial advisor, and Davis Polk & Wardwell LLP is acting as legal counsel to Lydall in connection with the transaction.

Approvals and Timing

The transaction, which has been approved by the boards of directors of both companies, is expected to close in the second half of 2021 subject to the receipt of required regulatory approvals, approvals of Lydall stockholders and other customary closing conditions.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between Lydall and Unifrax. In connection with this proposed transaction, Lydall may file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document Lydall may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF LYDALL ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Lydall as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Lydall through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Lydall will be available free of charge on Lydall’s internet website at https://ir.lydall.com/corporate-profile/default.aspx or by contacting Lydall’s primary investor relation’s contact by email at info@lydall.com or by phone at 860-646-1233.

Participants in Solicitation

Lydall, Unifrax, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Lydall is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 23, 2021, certain of its Quarterly Reports filed on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including (among other) statements about Lydall’s ability to consummate the proposed transaction, the expected benefits of the proposed transaction and the expected impact of the coronavirus pandemic (COVID-19) on the Company's businesses may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: the failure to obtain the required vote of Lydall’s stockholders, the timing to consummate the proposed transaction, the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Lydall, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Lydall to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, challenges encountered by the Company in the execution of restructuring programs, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, disruptions in the Company's businesses from the coronavirus pandemic (COVID-19), cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date of this communication, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.

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About Unifrax

Unifrax is a leading global supplier of high-performance specialty materials used in thermal management, specialty filtration, battery materials, emission control and fire protection applications. Headquartered in Tonawanda, NY, Unifrax serves more than 4,000 customers through a global footprint of 31 plants operating across 12 countries. Unifrax’s portfolio of products, technologies, proprietary chemistries and processes have been developed from more than 70 years of deep application knowledge and innovation. Its products address mission critical energy efficiency, emission control, regulatory and fire safety requirements across the globe. More information is available at www.unifrax.com.

About Lydall, Inc.

Lydall delivers value-added engineered materials and specialty filtration solutions that promote a cleaner, safer, and quieter world. With global manufacturing operations, Lydall partners with customers to develop bespoke, high-performing and efficient solutions that are adaptable and scalable to meet their needs. Headquartered in Manchester, Connecticut, Lydall is a New York Stock Exchange-listed Company. For more information, visit http://www.lydall.com. Lydall® is a registered trademark of Lydall, Inc. in the U.S. and other countries. More information is available at www.lydall.com.

About Clearlake

Clearlake Capital Group, L.P. is an investment firm founded in 2006 operating integrated businesses across private equity, credit and other related strategies. With a sector-focused approach, the firm seeks to partner with experienced management teams by providing patient, long-term capital to dynamic businesses that can benefit from Clearlake’s operational improvement approach, O.P.S.® The firm’s core target sectors are technology, industrials and consumer. Clearlake currently has approximately $39 billion of assets under management and its senior investment principals have led or co-led over 300 investments. The firm has offices in Santa Monica and Dallas. More information is available at www.clearlake.com and on Twitter @ClearlakeCap.

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Media Contacts:	Investor Contacts:

For Lydall	For Lydall
Kristen Weiss	Brendan Moynihan
Ph: +1 860-646-1233	Ph: +1 860-646-1233
info@lydall.com	investor@lydall.com

For Unifrax
Deborah Myers
Unifrax
Ph: +1 716-768-6465
dmyers@unifrax.com

For Clearlake
Jennifer Hurson
Lambert & Co.
Ph: +1 845-507-0571
jhurson@lambert.com